Exhibit 99.1

Asbury Automotive Group Completes Acquisition of Jim Koons Automotive Companies

Largest auto retail acquisition since 2021 includes 29 franchises, six collision centers, 20 dealerships in Virginia, Maryland and Delaware and one of the U.S.’ highest volume Toyota dealerships

DULUTH, Ga.– December 11, 2023 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the U.S.’ largest automotive retail and service companies, has completed the acquisition of Jim Koons Automotive Companies, the ninth largest privately-owned dealership group in the U.S. The sale includes 20 dealerships, 29 franchises, six collision centers and one of the highest volume Toyota dealerships in the US.
“With the completion of this milestone transaction, Asbury is proud to add one of the best run dealership groups in the industry and extend our footprint into the thriving Washington-Baltimore market, an economically robust and fast growing region of our country,” said David Hult, Asbury's President and Chief Executive Officer. “Jim Koons’ passion for the car business, as well as his enthusiastic leadership of his group, is evident at every level of the Koons organization. Not only are Koons’ twenty dealerships consistent leaders in sales volume and customer satisfaction, they are also renowned for their positive employee and workplace culture, essential values we share at Asbury. We welcome Koons employees to the Asbury family, and are grateful for their hard work and talent, and for the Asbury team, in the successful completion of this historic transaction.”
The acquisition will add approximately $3 billion in expected annualized revenues. Asbury anticipates the Koons’ dealership profitability to be generally in line with the profitability of Asbury’s dealerships. The purchase price of approximately $1.2 billion includes $740 million of goodwill, $420 million of real estate and leasehold improvements as well as vehicle inventory (net of floorplan), parts inventory and fixed assets of the dealerships. The acquisition was funded with borrowings under Asbury’s existing credit facility and cash on hand.
Founded in 1973, Jim Koons Automotive Companies was one of only 13 private groups with over $3 billion in revenue in 2022. The group, comprised of top volume franchises including Toyota, Lexus, Mercedes-Benz, Ford, Kia, Hyundai, Volvo, Stellantis and General Motors, is the dominant retailer in the thriving Washington-Baltimore market, the 4th largest combined statistical area in the U.S. by population per 2020 census data. Koons’ revenue per dealership ranked 10th overall in 2022 according to Automotive News, and 5th in the U.S. for groups with greater than $2 billion in revenue.
“We are so pleased to see the successful transition of our company to Asbury, knowing that being part of this sterling organization will provide tremendous career opportunities for our employees and a continuation of exceptional service to our customers and community. Koons’ rich 50 year history could not have been achieved without the contributions and support of our stellar employees.” said Jim Koons, Chairman of Jim Koons Automotive Companies. “Our transaction with Asbury was a large and complex one, and the excellent and dedicated teamwork demonstrated by both companies is a clear indicator of its future success. I would also like to extend a special thank you to the team at Kerrigan Advisors. Their transaction experience and expert knowledge of the buy/sell market was invaluable to me and my team. Kerrigan identified the ideal buyer for our group in Asbury and shepherded our organization through this historic sale from start to finish.”
Among its many accolades, Koons is the only dealership group in the region to be recognized multiple times by the Washington Post and Washington Business Journal as a top place to work. Recently, Koons paid $7 million in tenure bonuses to employees who had served the organization for greater than 10 years. With exceptional employee relations, Koons dealerships are well-regarded by automakers, consistently earning high customer satisfaction scores, as well as many OEM awards, including Toyota President’s Cabinets Award, Elite of Lexus, Ford’s President’s Award, Toyota’s Board of Governors, Ford’s Triple Crown Award, and Mercedes’ Best of the Best.
“Jim Koons has put his heart and soul into the car business for most of his life. His passion and commitment to excellence is evident in the incredible organization he built in the Jim Koons Automotive Companies. It was a real honor to represent him and his organization in this once-in-a-lifetime transaction,” said Erin Kerrigan, Founder and Managing Director of Kerrigan Advisors. “Congratulations to Jim Koons, his management team, and Asbury on a very successful transaction.”
Stephen Dietrich and Brooke Sizer of Holland & Knight served as legal counsel and Baker Tilly served as the transaction accounting firm to Koons. Jones Day and Hill Ward Henderson served as legal counsel and FORVIS served as the transaction advisory firm to Asbury.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 158 new vehicle dealerships, consisting of 210 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.
About Jim Koons Automotive Group
Founded in 1973, Koons is one of the U.S.’ largest private auto dealership groups and the #1 automotive retailer in the Washington-Baltimore region for over 25 years. In 2022, the group retailed more than 61,000 units (26,000 new and 35,000 used) and had over $3 billion in revenue. Koons employs more than 2,500 people in 20 locations throughout the Washington D.C., Baltimore, and Philadelphia region. Koons is the only automotive dealer to be named a Washington Business Journal's "Best Place to Work" 11 times and a Washington Post’s "Top Workplace" three times.
About Kerrigan Advisors
Kerrigan Advisors is the premier sell-side advisor and thought partner to auto dealers nationwide, having represented some of auto retail’s largest transactions and advised on the sale of more of the largest dealership groups in the US than any other buy/sell firm in the industry. Led by a team of veteran industry experts with backgrounds in investment banking, private equity, accounting, finance and real estate, the firm develops a customized approach for each client to achieve their personal and financial goals. In addition to sell-side advisory work, Kerrigan Advisors also consults with dealers on growth planning, strategic initiatives, transactional and real estate due diligence and market valuations.
Forward-Looking Statements
To the extent that statements in this press release are not recitations of historical fact, such statements constitute "forward-looking statements" as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans, expectations, projections regarding the expected benefits of the proposed transaction, managements plans, projections and objectives for the proposed transaction, future operations, scale and performance, integration plans and expected synergies therefrom, and our financial position, results of operations, market position, capital allocation strategy, initiatives, business strategy and expectations of our management.
The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including:; the risk that Asbury will not be able renegotiate certain near-term leases prior to their expiration or otherwise relocate those dealerships to new locations satisfactory to the manufacturers; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; our ability to execute our business strategy; any ongoing impact from the COVID-19 pandemic on supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. These risks, uncertainties and other factors are disclosed in Asbury's Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.
These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.
Asbury Media Contact:
Joe Sorice (jsorice@asburyauto.com), Manager, Investor Relations, 770-418-8211
Kerrigan Advisors Media Contact:
Melanie Webber (melanie@mwebbcom.com), mWEBB Communications, 949-307-1723